NOTTINGHAM

                        ACQUISITION AND CLOSING AGREEMENT



         THIS ACQUISITION AND CLOSING AGREEMENT ("CLOSING AGREEMENT") is entered into as of June 10, 1997, by and between Lundgren Bros. Construction, Inc., a Minnesota corporation ("LUNDGREN") and BF Holding Company, a Minnesota corporation ("BFH"). Lundgren and BFH are sometimes hereafter individually or collectively referred to as a "PARTY" or the "PARTIES."

                                    PREAMBLE

A. Concurrently herewith BFH is acquiring from Lundgren certain real property in the City of Maple Grove, Hennepin County, Minnesota, described in attached EXHIBIT A ("PROPERTY"). Lundgren acquired the Property from the sellers described in attached EXHIBIT B ("FORMER OWNERS") pursuant to certain option or purchase agreements between Lundgren and the Former Owners which are also described in EXHIBIT B ("FORMER OWNER AGREEMENTS").

B. The Parties desire to (i) provide for the assignment to BFH of Lundgren's assignable rights and obligations under the Former Owner Agreements, (ii) provide for BFH's assumption of specified executory obligations of Lundgren pertaining to the Property, and (iii) memorialize certain terms and agreements of the Parties pertaining to the sale of the Property by Lundgren to BFH.

         THEREFORE, in consideration of BFH's purchase of the Property, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1. PURCHASE PRICE. The purchase price of the Property is $1,638,713.00, of which $548,497.00 is being paid by an offsetting credit for the Option Fee due BFH from Lundgren pursuant to the Option Agreement of even date between BFH, as optionor, and Lundgren, as optionee (the "BFH/LUNDGREN OPTION").

2. ASSIGNMENT. Lundgren hereby transfers and assigns to BFH all of Lundgren's right, title and interest in and to all of the following:

         2.1. FORMER OWNER AGREEMENTS. All representations, warranties and other rights benefiting Lundgren under the Former Owner Agreements and pertaining to the Property, to the maximum extent permitted by law and the Former Owner Agreements. The parties acknowledge that the Former Owner Agreement with Terry and Phillip O'Brien may not permit an assignment of Lundgren's rights under that agreement. Therefore, upon BFH's request and at BFH's cost and expense, Lundgren shall take such actions as BFH reasonably requests in order to enforce Lundgren's rights under the Former Owner Agreement with Terry and Phillip O'Brien for the benefit of BFH.

         2.2. WORK PRODUCT. All drawings, plats, plans, reports, studies, appraisals, analyses an other documents or data pertaining to the Property and/or the development of the Property, whether prepared by Lundgren or third party consultants ("WORK PRODUCT"). At BFH's request Lundgren shall provide BFH with full-size copies of all Work Product which is in Lundgren's possession.

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         2.3.     CONSULTANT AGREEMENTS. Those agreements described in EXHIBIT C with third party consultants engaged by or on behalf of Lundgren to produce or provide Work Product ("CONSULTANT AGREEMENTS").

         2.4. PROPERTY APPROVALS. All requests or applications, together with all implementing and supporting documentation and agreements, for governmental, public utility or other Property approvals or permits, including, without limitation, subdivision and zoning approvals, development agreements, utility will serve authorizations and agreements, and any other permit, authorization, approval or agreement relating to the use or development of the Property (collectively the "PROPERTY APPROVALS").

                  Buyer has reviewed the Former Owner Agreements, the Work Product, the Consultant Agreements and the Property Approvals and is familiar with the terms and provisions of these materials. If requested by BFH, Lundgren shall execute and deliver to BFH such further documents and instruments that may be reasonably required from time to time in order to evidence and perfect this assignment.

3. ASSUMPTION. BFH assumes the following obligations of Lundgren pertaining to the Property ("BFH ASSUMED OBLIGATIONS"):

         3.1. FORMER OWNER AGREEMENT OBLIGATIONS. The following specific executory obligations of Lundgren under the following specified Former Owner Agreements:

                  3.1.1. The obligation to extend a sanitary sewer line to the boundary of the Weed Homestead parcel pursuant to
                           Section 5(b) of the Option Agreement between Lundgren and Douglas and Ellen Weed; and

                  3.1.2. The obligation to permit the harvesting of hay pending development of that portion of the Property acquired from the Radintz Family, as provided in
                           Section 16.2 of the Purchase Agreement between Lundgren and the Radintz Family.

         3.2. FUTURE CONSULTANT COSTS. The obligation to pay for all work and services performed on and after the date of this Closing Agreement pursuant to the Consultant Agreements. Lundgren remains responsible for payment of all amounts due all third party consultants, whether pursuant to Consultant Agreements or otherwise, incurred prior to the date of this Closing Agreement for the production or preparation of Work Product. Lundgren shall ensure that all amounts due consultants for Work Product furnished prior to the date of this Closing Agreement are promptly paid in order to facilitate the transfer to and use by BFH of the consultants' Work Product.

         3.3. EXECUTORY PROPERTY APPROVAL OBLIGATIONS. All of Lundgren's executory obligations under the Property Approvals, including, without limitation, all of Lundgren's executory obligations under any Development Agreement(s) for the Property between Lundgren and the City of Maple Grove.

4. LUNDGREN'S REPRESENTATIONS AND WARRANTIES. Except for those matters disclosed in the Former Owner Agreements, the closing documents delivered by Lundgren and the Former Owner's at the closing of the Former Owner Agreement transactions, and in the Work Product, Lundgren represents and warrants to BFH as follows:

         4.1. PROPERTY AGREEMENTS AND APPROVALS. The Former Owner and Consultant Agreements and Property Approvals are currently in full force and effect; Lundgren is not in default in performing Lundgren's obligations under the Former Owner and Consultant Agreements or the Property Approvals; Lundgren is not aware of any default in performance of the Former Owners' or consultants' obligations under the Former Owner and Consultant Agreements; and Lundgren has not previously assigned, sold, pledged, mortgaged or otherwise transferred Lundgren's interest in the Former Owner or Consultant Agreements or the Property Approvals.

         4.2. LITIGATION. Lundgren does not have knowledge of any litigation, investigation, condemnation or legal proceedings of any kind which are threatened or pending against the Property or which pertain to or may affect the Property.

         4.3. HAZARDOUS WASTE. "Hazardous waste" means any waste, substance or other material which is defined by or determined by any federal, state or local statute, regulation, ordinance or ruling to be hazardous, toxic, poisonous or dangerous. To the best of Lundgren's knowledge:

                  4.3.1. The Property does not violate any federal, state or local statute, regulation or ordinance dealing with environmental protection or hazardous waste;

                  4.3.2. The Property's soil and water table are free and clear of any and all contaminants, including hazardous waste;

                  4.3.3. The Property has not been used for the storage or disposal of any hazardous waste; and

                  4.3.4. Lundgren has received no notice from any governmental authority concerning the removal of hazardous waste from the Property.

         4.4. STORAGE TANKS. Lundgren knows of no underground or aboveground storage tanks that now exist or ever existed on any portion of the Property.

         4.5. WELLS; PRIVATE SEWER SYSTEMS. Lundgren does not know of any well(s) or private sewer system(s) on the Property.

5.       INDEMNIFICATION.

         5.1. BY LUNDGREN. Lundgren shall indemnify BFH, its successors and assigns, against, and shall hold BFH, its successors and assigns, harmless from, any fines, penalties, liabilities, claims, suits, actions, damages, losses, costs and expenses, including reasonable attorneys' fees, which BFH may incur because of any of the following:

                  5.1.1. Breach of any of Lundgren's representations and warranties in this Closing Agreement.

                  5.1.2. Breach of any obligation of Lundgren under the Former Owner Agreements, the Consultant Agreements or the Property Approvals, OTHER than those BFH Assumed Obligations which are NOT reclassified as Lundgren's "Reverted Obligations" under the BFH/Lundgren Option.

                  5.1.3. Any and all claims arising from third parties as a result of Lundgren's acts or omissions.

         5.2. BY BFH. BFH shall indemnify Lundgren, its successors and assigns, against, and shall hold Lundgren, its successors and assigns, harmless from, any fines, penalties, liabilities, claims, suits, actions, damages, losses, costs and expenses, including reasonable attorneys' fees, which Lundgren may incur because of any of the following:

                  5.2.1. Failure to perform the BFH Assumed Obligations, OTHER than those BFH Assumed Obligations which are reclassified as Lundgren's "Reverted Obligations" under the BFH/Lundgren Option.

                  5.2.2. Any and all claims arising from third parties as a result of BFH's acts or omissions.

6. NOTICE. Any notice or other communication under this Closing Agreement shall be in writing, addressed as follows:

                           if to BFH:       BF Holding Company
                                            1055 Wayzata Blvd.
                                            Wayzata, MN 55391

                           with a copy to:  Dorsey & Whitney
                                            2200 First Bank Place East
                                            Minneapolis, MN 55402
                                            Attention:  William R. Soth

                           if to Lundgren:  Lundgren Bros. Construction, Inc.
                                            935 East Wayzata Boulevard
                                            Wayzata, MN 55391
                                            Attention:  Peter Pflaum

                           with copies to:  Lundgren Bros. Construction, Inc.
                                            935 East Wayzata Boulevard
                                            Wayzata, MN 55391
                                            Attention: Terry M. Forbord

                                                       and

                                            Leonard, Street and Deinard P.A.
                                            South Fifth Street, Suite 2300
                                            Minneapolis, MN  55402
                                            Attention: John C. Kuehn

         Notices shall be deemed timely if sent on or before the deadline OR if received on or before three Business Days after the deadline. Delivery may be made by (1) United States Mail, registered or certified mail, postage prepaid, return receipt requested; (2) commercial delivery service with its customary receipts; or (3) noncommercial delivery with a notarized affidavit of delivery to the relevant address. Any person may change his address under this section by giving notice to the other Party.

7. PRORATIONS; CLOSING COSTS. BFH shall pay all unpaid real estate taxes and certified special assessments due in the calendar year of closing, including any prepayments required in order to file the plats for the Property. BFH shall also pay all costs of this transaction, including title insurance premiums, recording and filing fees and the title company's closing fee. Any taxes, special assessments and closing costs paid by BFH pursuant to this section shall be included in the "Project Investment" pursuant to the BFH/Lundgren Option Agreement.

8. NO BROKERS. Lundgren warrants to BFH that Lundgren has not taken any action in connection with this transaction which would result in any real estate broker's fee, finder's fee, or other fee being due or payable to any Party. BFH warrants to Lundgren that BFH has not taken any action in connection with this transaction which would result in any real estate broker's fee, finder's fee, or other fee being due or payable to any Party. Lundgren and BFH respectively agree to indemnify, defend and hold harmless the other from and against any and all claims, fees, commissions and suits of any real estate broker or agent with respect to services claimed to have been rendered for or on behalf of such Party in connection with the execution of this Closing Agreement or the transaction contemplated herein. Lundgren hereby discloses that Lundgren is a licensed real estate broker and is selling the Property for Lundgren's own account.

9.       MISCELLANEOUS.

         9.1. LUNDGREN'S FILES AND RECORDS. Lundgren's files and records relating to the Property shall be made available to BFH at reasonable times for inspection and copying by BFH at BFH's sole cost and expense.

         9.2. AMENDMENT. This Closing Agreement may not be amended, waived, or modified except by an instrument in writing executed by the Party against whom enforcement of such amendment, waiver or modification is sought.

         9.3. SEVERABILITY. If any term or provision of this Closing Agreement is invalid or unenforceable, the remainder of this Closing Agreement shall not be affected and shall remain in full force and effect. It is the intention of the Parties that if any provision of this Closing Agreement is held to be illegal, invalid or unenforceable, there will be substituted in lieu thereof a legal, valid and enforceable provision as similar in terms to such unenforceable provision as is possible.

         9.4. SURVIVAL. All covenants, agreements, obligations and undertakings made by Lundgren and BFH in or pursuant to this Closing Agreement shall survive conveyance of the Property and assignment of the Former Owner and Consultant Agreements and the Property Approvals to BFH, whether or not so expressed in the immediate context of any such covenant, agreement, obligation or undertaking. Consummation of this transaction by a Party with knowledge of any breach by the other Party shall not be deemed a waiver or release of any claims hereunder due to such breach.

         9.5. SUCCESSORS; NO ASSIGNMENT. This Closing Agreement shall be binding upon and inure to the benefit of Lundgren and BFH, and their respective successors. This Closing Agreement may not be assigned by either Party without the prior written consent of the other, which consent may be withheld in its sole discretion for any reason or no reason whatsoever. Notwithstanding the immediately preceding sentence, BFH may collaterally assign its rights (but not delegate its duties) under this Agreement as security for such financing as BFH deems reasonably necessary or appropriate to fund its obligations under this Closing Agreement and/or the BFH/Lundgren Option. BFH shall promptly notify Lundgren of any collateral assignment of its rights under this Closing Agreement or any mortgage or other monetary encumbrance of the Property. Any such encumbrance of the Property shall be subordinate to the BFH/Lundgren Option and BFH shall be responsible for obtaining a satisfaction of any such encumbrance with respect to any portion of the Property transferred pursuant to the BFH/Lundgren Option.

         9.6. ATTORNEYS' FEES. If either Party defaults under this Closing Agreement, the defaulting Party shall be responsible for all reasonable expenses (including attorneys' fees) incurred by the other Party in enforcing any rights and remedies under this Closing Agreement.

         9.7. AUTHORITY TO CONTRACT. Lundgren and BFH represent to each other that the execution and delivery of this Closing Agreement and the consummation of the transactions contemplated hereby are within each of the Party's purposes and powers and all requisite action has been taken to make this Closing Agreement the valid and binding obligation upon each of the Parties hereto.

         9.8. STANDARD OF PERFORMANCE. Subject to Section 9.5 concerning assignments, a request for consent or approval required of a Party shall be evaluated in good faith and such consent or approval shall not be unreasonably withheld. The standards for assignments shall be as set forth in Section 9.5. The parties intend by this provision to set forth their entire understanding with respect to the standards pursuant to which their obligation to give consents and approvals are to be judged and their performance in that regard measured.

         IN WITNESS WHEREOF, the Parties hereto have executed this Closing Agreement effective as of the date first written above.

BFH:                                         LUNDGREN:

BF HOLDING COMPANY                           LUNDGREN BROS. CONSTRUCTION, INC.

By_________________________________          By_________________________________
  Its______________________________            Its______________________________



EXHIBITS

A        Legal Description of the Property
B        Schedule of Former Owners and Former Owner Agreements
C        Schedule of Consultant Agreements

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PROPERTY


         All of the following described real property located in the City of Maple Grove, Hennepin County, Minnesota:



PARCEL A [Phase I]:

         Lots 1 through 5, Block 1, Palisades At Nottingham, according to the recorded plat thereof.

         Lots 1 through 3, Block 2, Palisades At Nottingham, according to the recorded plat thereof.

         Lots 1 through 9, Block 3, Palisades At Nottingham, according to the recorded plat thereof.

         Lots 1 through 8, Block 4, Palisades At Nottingham, according to the recorded plat thereof.

         Lots 1 and 2, Block 5, Palisades At Nottingham, according to the recorded plat thereof.

         Outlots E, F and G, Palisades At Nottingham, according to the recorded plat thereof.



PARCEL B [Phase II]:

         Lots 1 through 5, Block 1, Nottingham Second Addition, according to the recorded plat.

         Lots 1 through 11, Block 2, Nottingham Second Addition, according to the recorded plat.

         Lots 1 through 4, Block 3, Nottingham Second Addition, according to the recorded plat.

         Lots 1 through 4, Block 4, Nottingham Second Addition, according to the recorded plat.

         Lots 1 through 3, Block 5, Nottingham Second Addition, according to the recorded plat.

         Lots 1 through 9, Block 6, Nottingham Second Addition, according to the recorded plat.

         Lots 1 and 2, Block 7, Nottingham Second Addition, according to the recorded plat.

         Outlots A through I, Nottingham Second Addition, according to the recorded plat.

                                   EXHIBIT B

                           SCHEDULE OF FORMER OWNERS
                                      AND
                             FORMER OWNER AGREEMENTS



FORMER OWNER:  Radintz Family

FORMER OWNER AGREEMENT:

         Purchase Agreement dated January 8, 1993 between the Radintz Family members as Seller and Lundgren as Buyer, and all amendments thereto, together with all closing documents delivered concurrently herewith.



FORMER OWNER:  Terry and Phillip O'Brien

FORMER OWNER AGREEMENT:

         Option Agreement dated January 28, 1993, granted by Terry, Margaret, Phillip and LaVonne O'Brien as Sellers to Lundgren and all amendments thereto, together with all closing documents generated to date, including those documents set forth in the Lundgren Closing Book dated June 27, 1996.



FORMER OWNER:  Thomas M. Gearty, as personal representative of the Estate of
               Thomas D. Gearty, and Ellen Jean Scholer.

FORMER OWNER AGREEMENT:

         Option Agreement dated June 18, 1993, between Thomas M. Gearty, as personal representative of the Estate of Thomas D. Gearty, and Ellen Jean Scholer, as Seller and Lundgren as Buyer, and all amendments thereto, together with all closing documents set forth in the Lundgren Closing Book dated October 10, 1995.



FORMER OWNER:  Douglas and Ellen Weed

FORMER OWNER AGREEMENT:

         Option Agreement dated February 20, 1995, between the Douglas and Ellen Weed as Seller and Lundgren as Buyer, and all amendments thereto, together with all closing documents delivered concurrently herewith.



FORMER OWNER: Shamrock Development, Inc.

FORMER OWNER AGREEMENT:

         Short Form Purchase Agreement dated April 1, 1996, between Shamrock Development, Inc. as Seller and Lundgren as Buyer, and all amendments thereto, together with all closing documents set forth in the Lundgren Closing Book dated May 20, 1996.

                                    EXHIBIT C

                                    SCHEDULE
                                       OF
                              CONSULTANT AGREEMENTS